Exhibit 4.2

COUPA SOFTWARE INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 26, 2015

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3.14	Additional Investors	26

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AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of May 26, 2015, by and among COUPA SOFTWARE INCORPORATED, a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and the holders of Common Stock listed on Schedule B hereto, each of which is herein referred to as a “Common Holder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series D Preferred Stock (the “Series D Preferred Stock”), Series E Preferred Stock (the “Series E Preferred Stock”), Series F Preferred Stock (the “Series F Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of February 24, 2014, by and among the Company, certain holders of Common Stock and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the holders of at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement) and the holders of at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement) that are held by Major Investors (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors, as holders of at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement) and the holders of at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement) that are held by Major Investors (as such term is defined in the Prior Agreement), desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series G Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series G Agreement”), which provides that as a condition to the closing of the sale of the Series G Preferred Stock (the “Series G Preferred Stock,” collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement), and the holders of at least seventy percent (70%) of the Registrable Securities (as such term is defined in the Prior Agreement) that are held by Major Investors (as such term is defined in the Prior Agreement).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

1.1                               Definitions.  For purposes of this Section 1:

(a)                           The term “Act” means the Securities Act of 1933, as amended.

(b)                           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)                            The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 and 3.7.

(d)                           The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(e)                            The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f)                             The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)                            The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock (including (x) the Series D Preferred Stock issuable upon the exercise of that certain warrant issued by the Company to Comerica Bank on October 12, 2011 and (y) the Series E Preferred Stock issued upon the exercise of that certain warrant issued by the Company to Blackstone Innovations (Cayman) III L.P. on May 21, 2012), (ii) the shares of Secondary Common Stock, (iii) the shares of Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2 and 3.7 and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h)                           The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are,

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and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i)                               The term “Rule 144” shall mean Rule 144 under the Act.

(j)                              The term “SEC” shall mean the Securities and Exchange Commission.

(k)                           The term “Secondary Common Stock” shall mean the shares of Common Stock purchased by certain Investors directly from selling stockholders of the Company pursuant to certain Common Stock Purchase Agreements, each dated on or about the date of this Agreement, by and among (i) the Company, (ii) such Investors and (iii) each such selling stockholder.

(l)                               The term “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or affiliated registered investment advisor to the T. Rowe Price Investors.

(m)                       The term “T. Rowe Price Investors” shall mean the Investors that are advisory clients of T. Rowe Price with respect to holding shares of the Company.  For the sake of clarity, as of the date hereof, the T. Rowe Price Investors are set forth on Schedule A-1 attached hereto.

1.2                               Request for Registration.

(a)                           Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of forty percent (40%) or more of the Registrable Securities outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities outstanding (or a lesser percent if the anticipated aggregate offering price would exceed $15,000,000), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)                           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a).  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Securities held by the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such

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underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the holders of a majority of the Registrable Securities held by Initiating Holders).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of  Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.  For any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, members, retired members, partners, retired partners and stockholders of such Holder, or the estates and family members of any such members, retired members, partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.  For this purpose, the T. Rowe Price Investors shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(c)                            Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii)                                  after the Company has effected one (1) registration pursuant to this Section 1.2, and such registration has been declared or ordered effective;

(iii)                               during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iv)                              if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)                                 if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board

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of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3                               Company Registration.

(a)                           If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)                           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)                            Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such

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offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder that is not a Common Holder (and that such Holder has requested to be registered) are excluded from such offering.  For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, members, retired members, partners, retired partners and stockholders of such Holder, or the estates and family members of any such members, retired members, partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.  For this purpose, the T. Rowe Price Investors shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

1.4                               Form S-3 Registration.  In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                           effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in

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such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)                                     if Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000;

(iii)                               if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4 and such registrations have been declared or ordered effective; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                            If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

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(d)                           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)                           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)                            furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                           use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                             promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(g)                            in the event of any underwritten public offering, use all commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(h)                           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable thereafter, the Company shall prepare and file with the SEC and furnish without charge to the appropriate Holders an amendment or supplement to such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i)                               cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(j)                              provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time not to exceed one hundred twenty (120) days, once in any twelve (12) month period, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)                                     materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)                                  materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

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(iii)                               require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6                               Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements (not to exceed $50,000) of one counsel for the selling Holders (selected by Holders of a majority of the Registrable Securities to be registered) shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of (i) more than three (3) registrations pursuant to Section 1.3 and (ii) any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2 or 1.4, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or 1.4 (as applicable) and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

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(a)                           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any

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state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b), when combined with any amounts paid pursuant to Section 1.9(d) below, exceed the net proceeds from the offering received by such Holder.

(c)                            Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                           If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other

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relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, if such underwriting agreement does not provide for indemnification and contribution of the Holders by the Company and/or of the Company by the Holder, the indemnification and contribution provided in this Section 1.9 shall control.

(f)                             The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10                        Reports Under the 1934 Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                           make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)                           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)                            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

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1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, member, retired member, parent, partner, limited partner, retired partner or stockholder of a Holder, or an affiliated fund or entity of the Holder (including, without limitation, a fund or entity managed by the same manager or managing member or general partner or management company or investment adviser (or an affiliate of such management company or investment adviser) or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or investment adviser (or an affiliate of such management company or investment adviser)) (an “Affiliate”), (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.  For the avoidance of doubt, a Holder may transfer or assign securities to an affiliate of such Holder pursuant to subsection (i) above without regard to the minimum share holding requirement in subsection (iii).  A Holder may not transfer or assign the rights and obligations under this Agreement to a transferee or assignee who is a competitor of the Company, as determined in good faith by the Board of Directors.

1.12                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13                        “Market Stand-Off” Agreement.

(a)                           Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired, except as otherwise set forth below), or (ii) enter into any swap or other arrangement that transfers to

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another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 1.13 shall apply only to the Company’s Initial Offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall not apply to any shares of Common Stock acquired in the Initial Offering, shall not apply to any shares of Common Stock acquired in the open market after the Initial Offering, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements.  The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.  If any of the obligations described in this Section 1.13 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5)  years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 and without the requirement for the Company to be in compliance with the current public information required

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under Rule 144(c)(1) or (iii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) (as amended from time to time) in which the consideration for securities of the Company is cash or publicly traded securities, or a combination thereof.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.

(a)                           The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds shares of Registrable Securities (assuming full conversion and exercise of all convertible and exercisable securities then outstanding):

(i)                                     as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company.  The annual financial statements shall be accompanied by a current capitalization table for the Company; and

(ii)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and for the current fiscal year to date and an unaudited balance sheet as of the end of such fiscal quarter, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.  The quarterly financial statements shall be accompanied by a current capitalization table for the Company.

(b)                           The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 750,000 shares of Registrable Securities (assuming full conversion and exercise of all convertible and exercisable securities then outstanding, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (a “Major Investor”):

(i)                                     as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet in reasonable detail and an unaudited income statement and statement of cash flows for and as of the end of such month and for the current fiscal year to date, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(ii)                                  as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

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(c)                            Notwithstanding the foregoing, each T. Rowe Price Investor, ICONIQ Strategic Partners II, L.P. and ICONIQ Strategic Partners II-B, L.P. (collectively, and together with its affiliates and affiliated funds and investment vehicles “ICONIQ”), and PI International Holdings LLC (“PI International”) shall be a “Major Investor” for all purposes of this Agreement, regardless of the number of shares of stock held by such Investor.

(d)                           The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Major Investor relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of such Major Investor, including in relation to the total outstanding shares; provided however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers upon advice of counsel to be a trade secret or similar confidential information.

2.3                               Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (as amended from time to time), in which the consideration received by the Investors consists solely of cash and/or publicly traded securities.

2.4                               Right of First Offer.  Subject to applicable securities laws and the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.4, the term “Major Investor” includes any Affiliate of a Major Investor.  A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

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(a)                           The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)                           By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (the “Pro Rata Share”).  The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Common Stock held by such Fully-Exercising Investor (assuming full conversion and exercise of all convertible and exercisable securities then held by such Fully-Exercising Investor) bears to the total number of shares of Common Stock of the Company held by all Fully-Exercising Investors (assuming full conversion and exercise of all convertible and exercisable securities then held by all Fully-Exercising Investors).

(c)                            If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)                           The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock or options therefore to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to equity incentive plans or similar arrangements approved by the Company’s Board of Directors (including at least two of the directors elected by the holders of Preferred Stock); (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act in connection with which all shares of Preferred Stock are (or have previously been) converted to shares of Common Stock, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued in compliance with this Section 2.4, including all securities outstanding on the date of this Agreement, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger,

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consolidation, sale of assets, sale or exchange of stock or otherwise, provided such issuances are approved by the Board of Directors (including at least two of the directors elected by the holders of Preferred Stock) and not primarily for equity financing purposes, or (v) the issuance and sale of Series G Preferred Stock pursuant to the Series G Agreement, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity financing purposes and are approved by the Board of Directors (including at least two of the directors elected by the holders of Preferred Stock), or (vii) the issuance of securities pursuant to any equipment leasing arrangement or debt financing from a bank or similar institution, provided that such issuances are approved by the Board of Directors (including at least two of the directors elected by the holders of Preferred Stock) and are for other than primarily equity financing purposes.  In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)                            The rights provided in this Section 2.4 may only be assigned or transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 1.11.

(f)                             The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) a bona fide initial public offering in connection with which all of the Company’s outstanding shares of Preferred Stock are converted to shares of Common Stock or (ii) a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (as amended from time to time).

2.5                               Proprietary Information and Inventions Agreements.  The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement or a Consulting Agreement in substantially the form approved by the Company’s Board of Directors.

2.6                               Employee Agreements.  Unless otherwise approved by the Board of Directors of the Company, all employees, consultants, directors or other service providers of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) a 180-day lockup period in connection with the Company’s Initial Offering.  There shall be no acceleration of vesting unless approved by the Board of Directors of the Company (including at least two of the directors elected by the holders of Preferred Stock).  The Company shall retain a right of first refusal, assignable to the holders of the Company’s Preferred Stock, on transfers until the Company’s Initial Offering and the right to repurchase unvested shares at cost upon termination of services with the Company, with or without cause.

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2.7                               Meetings of the Board of Directors.  The Board of Directors shall meet at least one (1) time per quarter in the State of California.  The Company will reimburse directors elected by the holders of Preferred Stock and board observers designated by holders of Preferred Stock for reasonable travel expenses incurred in attending Board meetings and other meetings that the Company requests that they attend.

2.8                               Board Approval of Certain Transactions.  Prior approval of the Board of Directors, including at least two of the directors elected by the holders of Preferred Stock, shall be required for the Company to take any of the following actions:

(a)                           incurrence of indebtedness in excess of $100,000;

(b)                           grant of any stock option or stock equivalent with vesting provisions that provide for acceleration of vesting upon a change of control of the Company, sale of all or substantially all assets of the Company, termination or similar event;

(c)                            increase in the number of shares reserved under the Company’s equity incentive plans;

(d)                           creation of any committee of the Board of Directors;

(e)                            acquisitions of any businesses (whether by stock or asset purchase, merger, consolidation or otherwise);

(f)                             entering into transactions with any director or management employee or their immediate families or affiliates thereof, other than transactions entered into in the ordinary course of business and on no more favorable than arm’s length terms;

(g)                            establishing or investing in any subsidiary, other than wholly-owned subsidiaries established principally for sales and marketing purposes in foreign countries;

(h)                           approval of annual operating and capital budgets; or

(i)                               entry into any material new line of business or material change to the Company’s existing line of business, provided that no such approval shall be required to engage in related fields in the enterprise software business.

2.9                               Key Man Insurance.  The Company shall secure and maintain “key person” a term life insurance policy from a financially sound and reputable insurer on Robert Bernshteyn in an amount not less than $1,000,000, which shall name the Company as sole beneficiary and which may contain customary provisions and exclusions.  Such policy may not be cancelable by the Company without the prior approval of the Board of Directors.

2.10                        Board Observation Rights & Rights to Board Materials.

(a)                           For so long as ICONIQ owns at least 2,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of

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Series G Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), if ICONIQ is not represented on the Company’s Board of Directors (the “Board”), the Company shall invite a representative of ICONIQ to attend in a non-voting observer capacity all meetings of its Board, including executive sessions and meetings of committees of the Board, and shall give such representative copies of all notices, minutes of meetings of the Board and its committees, consents and other materials, financial or otherwise that the Company provides to its directors otherwise (including but not limited to full reports of independent third-party valuation firms for purposes of compliance with Section 409A of the Internal Revenue Code and summary and detailed capitalization reports), provided that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes in good faith, upon advice of outside legal counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or would result in disclosure of trade secrets to such representative or if ICONIQ or its representative is or is affiliated with a direct competitor of the Company.  Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 2.13 of this Agreement with the Company prior to the exercise of the rights contained in this Section 2.10.

(b)                           For so long as the T. Rowe Price Investors collectively own at least 2,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series G Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of the T. Rowe Price Investors to attend in a non-voting observer capacity all meetings of its Board, including executive sessions and meetings of committees of the Board, and shall give such representative copies of all notices, minutes of meetings of the Board and its committees, consents and other materials, financial or otherwise that the Company provides to its directors otherwise (including but not limited to full reports of independent third-party valuation firms for purposes of compliance with Section 409A of the Internal Revenue Code and summary and detailed capitalization reports), provided that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes in good faith, upon advice of outside legal counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or would result in disclosure of trade secrets to such representative or if the T. Rowe Price Investors or such representative is or is an affiliate of a direct competitor of the Company.  Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 2.13 of this Agreement with the Company prior to the exercise of the rights contained in this Section 2.10.

2.11                        Termination of Certain Covenants.  The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10 shall terminate and be of no further force or effect upon the consummation of (i) a bona fide initial public offering in connection with which all of the Company’s outstanding shares of Preferred Stock are converted to shares of Common Stock or (ii) of the dissolution of the Company following a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (as amended from time to time).

2.12                        Directors’ Liability and Indemnification.

(a)                           The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by

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law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.  In addition, the Company shall enter into indemnification agreements with each of its directors substantially in the form previously provided to the Holders.

(b)                           The Company hereby acknowledges that one or more of the members of the Company’s Board of Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such director), without regard to any rights such director may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such director with respect to any claim for which director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Company.

2.13                        Confidentiality.  Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to this Agreement which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law, court order, an applicable governmental or regulatory body, or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction, (e) was independently developed without any use of the Company’s confidential information or (f) was permitted to be disclosed by the Company.  Notwithstanding the foregoing, each Investor that is a limited partnership, limited liability company, mutual fund or other investment fund may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner or member of the partnership or limited liability company or any subsequent partnership or limited liability company under common investment management, Affiliate, limited partner, general partner, member, management company or investment adviser of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants, representatives or other professional advisors for such Investor.  Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in

22

or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.13, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.  Notwithstanding the foregoing, in the case of any Investor that is (i) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) is advised by a registered investment adviser (including T. Rowe Price) or Affiliates thereof, such Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations and respond to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company.

The Company understands and acknowledges that in the regular course of an Investor’s business, the Investor may invest in companies that have issued securities that are publicly traded (each, a “Public Company”).  Accordingly, the Company covenants and agrees that before providing material non-public information about a Public Company (“Public Company Information”) to an Investor advised by T. Rowe Price, the Company will provide prior written notice to the following compliance personnel at such Investor describing such information in reasonable detail: Ryan Nolan, Vice President, ryan_nolan@troweprice.com, 410-345-6618 or in his absence to John Gilner, Chief Compliance Officer, john_gilner@troweprice.com, 410-345-2536.  The Company shall not disclose Public Company Information to such Investor without written authorization from such compliance personnel, provided, however, that, the Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23

3.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile (so long as the sender receives written confirmation of the receipt of same by the recipient’s machine) if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties only at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Subject to the other provisions of this Section 3.7, any term of this Agreement (other than Section 2.1(b), Section 2.2 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities (assuming full conversion and exercise of all convertible and exercisable securities then outstanding); provided, however, that in the event that such amendment or waiver materially and adversely affects the obligations or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority of the Common Stock then held by the Common Holders.  The provisions of Section 2.1(b), Section 2.2 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities that are held by Major Investors (assuming full conversion and exercise of all convertible and exercisable securities then outstanding); provided, however, (i) the provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with respect to the T. Rowe Price Investors, only with the written consent of the T. Rowe Price Investors (provided, however, that if the Company shall obtain a waiver from the requisite percentage of Major Investors of the right of first offer in accordance with this Section 3.7, then the T. Rowe Price Investors shall not be entitled to any over-allotment rights pursuant to Subsection 2.2(c)), (ii) the provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with respect to ICONIQ only with the written consent of ICONIQ (provided, however, that if the Company shall obtain a waiver from the requisite percentage of Major Investors of the right of first offer, then ICONIQ shall not be entitled to any over-allotment rights pursuant to Subsection

24

2.2(c)), and (iii) the provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with respect to PI International only with the written consent of PI International (provided, however, that if the Company shall obtain a waiver from the requisite percentage of Major Investors of the right of first offer, then PI International shall not be entitled to any over-allotment rights pursuant to Subsection 2.2(c)).  Notwithstanding anything to the contrary set forth herein, (i) the provisions of Section 2.10(a) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of ICONIQ; (ii) the provisions of Section 2.10(b) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the T. Rowe Price Investors; (iii) any amendment or waiver of the provisions of Section 1.9, Section 1.13, Section 2.1, Section 2.2, Section 2.3 and Section 2.13 (either generally or in a particular instance and either retroactively or prospectively) shall also require the written consent of the Company and the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock; and (iv) any amendment or waiver (either generally or in a particular instance and either retroactively or prospectively) of the definition of “Registrable Securities” that adversely affects the Series G Preferred Stock in a manner different than the other series of Preferred Stock shall also require the written consent of the Company and the holders of at least fifty-five percent (55%) of the outstanding shares of Series G Preferred Stock.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

3.8                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10                        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.11                        Termination of Prior Agreement.  Upon effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

25

3.12                        Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.

3.13                        Waivers.  In connection with the issuance and sale by the Company of shares of its Series G Preferred Stock pursuant to the Series G Agreement, the Company and certain of the Existing Investors, which stockholders together hold at least (i) seventy percent (70%) of the Registrable Securities (as defined in the Prior Agreement) and (ii) seventy percent (70%) of the Registrable Securities that are held by Major Investors (as defined in the Prior Agreement), on behalf of themselves and all Investors (as defined in the Prior Agreement), hereby unconditionally waive all rights to notice and rights of first offer set forth in Section 2.4 of the Prior Agreement with respect to the sale of shares of its Series G Preferred Stock (and any underlying securities) pursuant to the Series G Agreement.

3.14                        Additional Investors.  Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement and to update Schedule A accordingly, provided that such Investors have purchased Series G Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series F Agreement.

26

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY

COUPA SOFTWARE INCORPORATED

	By:	/s/ Robert Bernshteyn

Name: Robert Bernshteyn

Title: Chief Executive Officer

Address:	1855 S. Grant Street
San Mateo, CA 94402

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President and Senior Legal Councel

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

T. Rowe Price Media & Telecommunications Fund, Inc.
TD Mutual Funds — TD Entertainment & Communications Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President and Senior Legal Councel

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds — TD Science & Technology Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President and Senior Legal Councel

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BATTERY VENTURES VIII, L.P.

	By:	Battery Partners VIII, LLC
Its general partner

	By:	/s/ [Illegible]

	Name:	[Illegible]

	Title:	[Illegible]

Address:	One Marina Park Drive, Suite 1100
Boston, MA 02210

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ICONIQ STRATEGIC PARTNERS II, L.P.

By:	ICONIQ Strategic Partners II GP, L.P.,
its General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
its General Partner

By:	/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

ICONIQ STRATEGIC PARTNERS II-B, L.P.

By:	ICONIQ Strategic Partners II GP, L.P.,
its General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
its General Partner

By:	/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PI INTERNATIONAL HOLDINGS LLC

	By:	/s/ Rajesh Ramaiah

	Name:	Rajesh Ramaiah

	Title:	Director

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BLUERUN VENTURES, L.P.

	By:	BRV Partners, L.L.C.
	Its:	General Partner

	By:	/s/ Jonathan Ebinger
Jonathan Ebinger, Authorized Signatory

Address:	Jonathan Ebinger
BlueRun Ventures
545 Middlefield Road
Suite 250
Menlo Park, CA 94025
Phone: 650-462-7250
Fax: 650-462-7252

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

EL DORADO VENTURES VII L.P.
EL DORADO TECHNOLOGY ‘05 L.P.

By El Dorado Venture Partners VII, LLC, the General Partner of each of such limited partnerships

	By:	/s/ Charles Beeler

	Name:	Charles Beeler

	Title:	Managing Member

Address:	Charles Beeler
850 Oak Grove
Menlo Park, CA 94025
Phone: 650-854-1200
Fax: 650-854-1202

With a copy to:

Jim Kunse

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MDV IX, L.P.
as nominee for
MDV IX, L.P., and
MDV ENF IX, L.P.

	By:	Ninth MDV Partners, L.L.C.,
General Partner

	By:	/s/ [Illegible]

Address:	Mohr Davidow Ventures
3000 Sand Hill Road
Bldg. 3, Suite 290
Menlo Park, CA 94025

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CROSSLINK VENTURES VI, L.P.

By: Crosslink Ventures VI Holdings, L.L.C., its General Partner

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK VENTURES VI-B, L.P.

	By:	Crosslink Ventures VI Holdings, L.L.C., its General Partner

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

OFFSHORE CROSSLINK VENTURES VI UNIT TRUST

By: Crosslink Ventures VI Holdings, L.L.C., Investment Manager

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CROSSLINK BAYVIEW VI, L.L.C.

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK CROSSOVER FUND VI, L.P.

By: Crossover Fund VI Management, L.L.C.,
Its General Partner

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CROSSLINK CROSSOVER FUND VII-A, L.P.

	By:	Crossover Fund VII Management, L.L.C.,
Its General Partner

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK CROSSOVER FUND VII-B, L.P.

	By:	Crossover Fund VII Management, L.L.C.,
Its General Partner

	By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Richard A. Jacklin
Richard A. Jacklin

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Dorothy F. Potash and Jason I. Spillerman

	By:	/s/ Dorothy F. Potash
Dorothy F. Potash

	By:	/s/ Jason I. Spillerman
Jason I. Spillerman

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Dave Stephens
Dave Stephens

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Kevin Strauss
Kevin Strauss

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RONALD A. WOHL AND GERI E. WOHL, TRUSTEES, WOHL TRUST UDT 11/6/1998

	By:	/s/ [Illegible]
	Name:	[Illegible]
	Title:	[Illegible]

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

JOHN SOMORJAI

	By:	/s/ [Illegible]
	Name:	[Illegible]
	Title:	[Illegible]

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MONARCH PARTNERS, LLC

	By:	/s/ [Illegible]
	Name:	[Illegible]
	Title:	[Illegible]

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

COCOLALLA LLC

	By:	/s/ [Illegible]
	Name:	[Illegible]
	Title:	[Illegible]

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MERITECH CAPITAL PARTNERS IV L.P.

	By:	Meritech Capital Associates IV L.L.C. its General Partner

	By:	/s/ George Bischof
George Bischof, a managing member

MERITECH CAPITAL AFFILIATES IV L.P.

	By: “	Meritech Capital Associates IV L.L.C. its General Partner

	By:	/s/ George Bischof
George Bischof, a managing member

Address:	245 Lytton Avenue, Suite 125 Palo Alto, California 94301 Attn: Joel Backman Fax: (650) 475-2222

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RALLY VENTURES FUND I, LP

	By:	Rally Ventures GP I, LLC
its General Partner

	By:	/s/ [Illegible]
Managing Member

RALLY TECHNOLOGY PARTNERS FUND I, LP

	By:	Rally Ventures GP I, LLC
its General Partner

	By:	/s/ [Illegible]
Managing Member

Address:	850 Oak Grove
Menlo Park, California 94025
Attn: Charles Beeler

With a copy to:
Stephanie McCoy

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

NCD SWIB OPPORTUNITIES, L.P.

	By:	NCD SWIB Management, LLC
its General Partner

	By:	/s/ [Illegible]

	Name:	[Illegible]

	Title:	[Illegible]

Address:	649 San Ramon Valley Blvd.
Danville, California 94526

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Dave Stephens
Dave Stephens

Address:

/s/ Noah Eisner
Noah Eisner

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Robert Bernshteyn
Robert Bernshteyn

Address:

/s/ Steve Sovik
Steve Sovik

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Tom Aitchinson
Tom Aitchinson

Address:

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT OF COUPA SOFTWARE INCORPORATED

Schedule A

Investors

ICONIQ Strategic Partners II, L.P.

ICONIQ Strategic Partners II-B, L.P.

PI International Holdings LLC

Meritech Capital Partners IV L.P.

Meritech Capital Affiliates IV L.P.

Battery Ventures VIII, L.P.

BlueRun Ventures, L.P.

El Dorado Ventures VII L.P.

El Dorado Technology ‘05, L.P.

MDV IX, L.P.

Cocolalla LLC

Monarch Partners, LLC

Richard A. Jacklin

John Somorjai

Dorothy F. Potash and Jason I. Spillerman

Dave Stephens

Kevin Strauss

Ronald A. Wohl and Geri E. Wohl, Trustees, Wohl Trust udt 11/6/1998

Crosslink Ventures VI, L.P.

Crosslink Ventures VI-B, L.P.

Offshore Crosslink Ventures VI Unit Trust

Crosslink Bayview VI, L.L.C.

Crosslink Crossover Fund VI, L.P.

Crosslink Crossover Fund VII-A, L.P.

Crosslink Crossover Fund VII-B, L.P.

Rally Ventures Fund I, LP

Rally Technology Partners Fund I, LP

NCD SWIB Opportunities, L.P.

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds — TD Science & Technology Fund

T. Rowe Price Media & Telecommunications Fund, INc.

TD Mutual Funds — TD Entertainment & Communications Fund

Schedule A-1

T. Rowe Price Investors

T. Rowe Price Global Technology Fund, Inc.

T. Rowe Price Media & Telecommunications Fund, Inc.

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

TD Mutual Funds - TD Science & Technology Fund

TD Mutual Funds - TD Entertainment & Communications Fund

Schedule B

Common Stock of the Company Beneficially Owned by the Common Holders

Common Holder	Class/Series of Stock	Number of Shares	Number of Options

Noah Eisner	Common Stock	1,590,910	0
Dave Stephens	Common Stock	1,555,000	0
Robert Bernshteyn	Common Stock and Options	2,400,000	8,571,977
Steve Sovik	Common Stock and Options	500,000	909,881
Tom Aitchinson	Options	0	1,992,340